Exhibit 10.20

                              AMENDMENT TO RELEASE
                            AND SETTLEMENT AGREEMENT

     This Amendment ("Amendment") to the Release and Settlement (the "Agreement") is entered into by and among American Telephone and Telegraph Company ("AT&T"), Group Long Distance ("Group") and Tel-Save, Inc. ("Tel-Save").

     WHEREAS, AT&T Group and Tel-Save executed the Agreement effective on August 23, 1993, which remains in force;

     WHEREAS, the parties have agreed that it is to their mutual benefit that certain provisions of the Agreement be revised.

     THEREFORE, the parties agree to amend the Agreement as follows:

     1.   SECTION 1(A) OF THE AGREEMENT

     Those payment obligations specified in Section 1(a) arising after March 1, 1994 are replaced with the following schedule: $5,000 on April 1, 1994;
$5,000 on May 1, 1994; $5,000 on June 1, 1994; $25,000 on July 1, 1994; $25,000
on August 1, 1994; $40,000 on September 1, 1994; $40,000 on October 1, 1994;
$40,000 on November 1, 1994; $40,000 on December 1, 1994; $40,000 on January 2,
1995; $50,000 on February 1, 1995; $50,000 on March 1, 1995; $50,000 on April 3,
1995; $52,000 on May 1, 1995; $52,000 on June 1, 1995; $52,000 on July 1, 1995;
$52,000 on August 1, 1995; $52,000 on September 1, 1995; and $52,500 on October
1, 1995.

     2.   SECTION 1(C) OF THE AGREEMENT

     (a) Group may exercise the option specified in Section 1(c) on October 1, 1994, instead of January 1, 1994, subject to the terms of Section 1(c). If Group qualifies for and wishes to exercise this option, Group shall inform AT&T in writing between September 1, 1994, and September 15, 1994.